Exhibit 99.1

First Connecticut Bancorp, Inc. reports fourth quarter 2016 earnings of $0.27 diluted earnings per share

FARMINGTON, Conn., January 25, 2017 – First Connecticut Bancorp, Inc. (NASDAQ: FBNK), the holding company for Farmington Bank, reported a 76% increase in net income of $4.2 million, or $0.27 diluted earnings per share for the quarter ended December 31, 2016 compared to net income of $2.4 million, or $0.16 diluted earnings per share for the quarter ended December 31, 2015.  Net income for the full year was $15.2 million, or $1.00 diluted earnings per share as compared to $12.6 million, or $0.83 diluted earnings per share in the prior year.

"I am pleased to report annual earnings of $1.00 per share supported by strong fourth quarter results of $0.27 per share. This represents the third consecutive year of double digit earnings per share growth for the Company" stated John J. Patrick Jr., First Connecticut Bancorp's Chairman, President and CEO.

"I am also pleased that we continued to grow tangible book value in a meaningful way while remaining diligent with respect to our expenses and process improvement initiatives which will support our future growth."

Financial Highlights

•	Net interest income increased $367,000 to $18.1 million in the fourth quarter of 2016 compared to the linked quarter and increased $759,000 compared to the fourth quarter of 2015.

•	Net interest rate margin was 2.75% in the fourth quarter of 2016 compared to 2.74% in the linked quarter and 2.76% in the prior year quarter.

•	Core noninterest expense to average assets was 2.13% in the fourth quarter of 2016 compared to 2.22% in the linked quarter and 2.37% in the prior year quarter.

•	Organic loan growth remained strong during the fourth quarter of 2016 as loans increased $71.1 million to $2.5 billion at December 31, 2016 and increased $185.7 million or 8% from a year ago.

•	Overall deposits remained at $2.2 billion in the fourth quarter of 2016 compared to the linked quarter and increased $223.7 million or 11% from a year ago.

•	Loans to deposits were 115% in the fourth quarter of 2016 compared to 110% in the linked quarter and 119% in the fourth quarter of 2015.

•	Tangible book value per share increased to $16.37 for the quarter ended December 31, 2016 compared to $16.17 on a linked quarter basis and $15.47 at December 31, 2015.

•	Checking accounts grew by 8% or 4,235 net new accounts from a year ago.

•
Loan delinquencies 30 days and greater represented 0.68% of total loans at December 31, 2016 compared to 0.74% of total loans at September 30, 2016 and 0.63% at December 31, 2015.  Non-accrual loans represented 0.69% of total loans compared to 0.72% of total loans on a linked quarter basis and 0.63% of total loans at December 31, 2015.

•	The allowance for loan losses represented 0.85% of total loans at December 31, 2016 and 0.86% of total loans at September 30, 2016 and at December 31, 2015.

•	The Company paid a quarterly cash dividend of $0.09 per share during the fourth quarter, an increase of $0.01 compared to the linked quarter.

Fourth quarter 2016 compared with third quarter 2016

Net interest income

•	Net interest income increased $367,000 to $18.1 million in the fourth quarter of 2016 compared to the linked quarter primarily due to a $67.8 million increase in the average loans balance.

•	Net interest margin was 2.75% in the fourth quarter of 2016 compared to 2.74% in the linked quarter.

•	The cost of interest-bearing liabilities decreased 2 basis points to 77 basis points in the fourth quarter of 2016 compared to 79 basis points in the linked quarter.

Provision for loan losses

•	Provision for loan losses was $616,000 for the fourth quarter of 2016 compared to $698,000 for the linked quarter.

•	Net charge-offs in the quarter were $350,000 or 0.06% to average loans (annualized) compared to $155,000 or 0.03% to average loans (annualized) in the linked quarter.

•	The allowance for loan losses represented 0.85% of total loans at December 31, 2016 and 0.86% of total loans at September 30, 2016.

Noninterest income

•
Total noninterest income decreased $149,000 to $3.5 million in the fourth quarter of 2016 compared to the linked quarter primarily due to a $63,000 decrease in fees for customer service and an $87,000 decrease in other noninterest income.

•
Other noninterest income decreased $87,000 primarily due to a $413,000 decrease in swap fees and a $206,000 decrease in banking derivatives offset by a $192,000 increase in the recovery in fair value in mortgage servicing rights, a $203,000 increase in the credit valuation of the commerical swap portfolio and a $73,000 decrease in impairment on a SBIC fund.

•	Other noninterest income includes swap fees totaling $279,000 compared to $692,000 in the linked quarter.

Noninterest expense

•
Noninterest expense decreased $385,000 in the fourth quarter of 2016 to $15.1 million compared to the linked quarter primarily due to a $176,000 decrease in salaries and employee benefits and a $159,000 decrease in marketing expenses.

•
Salaries and employee benefits decreased $176,000 to $9.1 million primarily due to a $350,000 decrease in officers' share-based compensation expense as a result of the majority of the 2012 Stock Incentive Plan fully vesting in September 2016 offset by a general increase in salaries and employee benefits to maintain the Bank's growth.

Income tax expense

•
Income tax expense was $1.8 million in the fourth quarter of 2016 compared to $1.5 million in the linked quarter. Income tax expense in the fourth quarter of 2016 included a $137,000 write-off of a deferred tax asset associated with the establishment of the Bank's foundation in 2011.

Fourth quarter 2016 compared with fourth quarter 2015

Net interest income

•
Net interest income increased $759,000 to $18.1 million in the fourth quarter of 2016 compared to the prior year quarter due primarily to a $151.7 million increase in the average loan balance offset by a $307,000 increase in interest expense.

•	Net interest margin was 2.75% in the fourth quarter of 2016 compared to 2.76% in the prior year quarter.

•
The cost of interest-bearing liabilities increased 4 basis points to 77 basis points in the fourth quarter of 2016 compared to 73 basis points in the prior year quarter due to money market and certificate of deposit promotions.

Provision for loan losses

•	Provision for loan losses was $616,000 for the fourth quarter of 2016 compared to $776,000 for the prior year quarter.

•	Net charge-offs in the quarter were $350,000 or 0.06% to average loans (annualized) compared to $588,000 or 0.10% to average loans (annualized) in the prior year quarter.

•	The allowance for loan losses represented 0.85% of total loans at December 31, 2016 and 0.86% of total loans at December 31, 2015.

Noninterest income

•	Total noninterest income increased $68,000 to $3.5 million in the fourth quarter of 2016 compared to the prior year quarter.

•	Net gain on loans sold increased $358,000 to $925,000 primarily due to an increase in volume and a lower rate environment.

•	Bank owned life insurance income decreased $365,000 to $361,000 in the fourth quarter of 2016 due to the prior year quarter receiving $379,000 in insurance proceeds.

•
Other noninterest income increased $109,000 in the fourth quarter of 2016 compared to the prior year quarter primarily due to a $283,000 recovery in fair value in mortgage servicing rights offset by a $171,000 decrease in mortgage banking derivatives.

Noninterest expense

•
Noninterest expense decreased $859,000 in the fourth quarter of 2016 to $15.1 million compared to the prior year quarter primarily due to a $619,000 decrease in salaries and employee benefits and $240,000 decrease in marketing expenses.

•
Salaries and employee benefits decreased $619,000 to $9.1 million primarily due to a $478,000 decrease in officers' share-based compensation expense as a result of the majority of the 2012 Stock Incentive Plan fully vesting in September 2016.

•	Marketing expense decreased $240,000 primarily due to a decrease in marketing expense related to our expansion into western Massachusetts as compared to the prior year quarter.

Income tax expense

•
Income tax expense was $1.8 million in the fourth quarter of 2016 and $1.7 million in the prior year quarter.  Income tax expense in the fourth quarter of 2016 included a $137,000 write-off of a deferred tax asset associated with the establishment of the Bank's foundation in 2011.  Income tax expense in the fourth quarter of 2015 included a $771,000 valuation allowance also related to a deferred tax asset associated with the establishment of the Bank's foundation in 2011.  In the fourth quarter of 2016, the valuation allowance established in 2015 of $771,000 was reversed and the related deferred tax asset written-off.  This had no impact on income tax expense in 2016.

For the year ended December 31, 2016 compared with the year ended December 31, 2015

Net interest income

•
Net interest income increased $2.7 million or 4% to $71.3 million for the year ended 2016 compared to $68.5 million for the year ended 2015 primarily due to a $141.4 million increase in the average loan balance offset by a $2.4 million increase in interest expense.

•	Net interest margin was 2.80% for the year ended 2016 compared to 2.81% for the year ended 2015.

•
The total interest-earning assets yield increased 5 basis points to 3.39% for the year ended 2016 compared to 3.34% for the year ended 2015 primarily due to an increase in yield on our securities portfolio.

•
The cost of interest-bearing liabilities increased 10 basis points to 78 basis points for the year ended 2016 compared to 68 basis points for the year ended 2015.  The increase was primarily due to money market and certificate of deposit promotions and a 52 basis point increase in the average cost of Federal Home Loan Bank of Boston borrowings.

Provision for loan losses

•	Provision for loan losses was $2.3 million for the year ended 2016 compared to $2.4 million for the year ended 2015.

•	Net charge-offs for the year ended 2016 were $1.0 million or 0.04 % to average loans compared to $1.2 million or 0.05% to average loans for the year ended 2015.

•	The allowance for loan losses represented 0.85% of total loans at December 31, 2016 compared to 0.86% at December 31, 2015.

Noninterest income

•	Total noninterest income decreased $709,000 to $12.7 million for the year ended 2016 compared to $13.4 million for the year ended 2015.

•	Fees for customer services increased $176,000 to $6.2 million for the year ended 2016 compared to the year ended 2015 driven by our growth in checking accounts and debit card fees.

•	There was no gain on sale of investments for the year ended 2016. Gain on sale of investments was $1.5 million for the year ended 2015 due to the sale of trust preferred securities.

•	Net gain on loans sold increased $613,000 to $3.1 million for the year ended 2016 compared to the year ended 2015 as a result of an increase in volume of loans sold and a lower rate environment.

•
Bank owned life insurance income decreased $255,000 to $1.4 million for the year ended 2016 compared to the year ended 2015 primarily due to $302,000 more in bank owned life insurance proceeds in 2015 than in the current year.

•
Other noninterst income increased $282,000 to $1.9 million for the year ended 2016 compared to the year ended 2015 primarily due to a $372,000 increase in swap fee income offset by a $78,000 decrease in mortgage banking derivatives.

•	Other noninterest income includes swap fees totaling $1.6 million compared to $1.2 million in the prior year.

Noninterest expense

•	Noninterest expense decreased $706,000 to $60.5 million for the year ended 2016 compared to $61.2 million for the year ended 2015.

•
Salaries and employee benefits increased $128,000 to $37.0 million for the year ended 2016 compared to the year ended 2015.  The increase is primarily due to increases in employee benefit related costs offset by a $616,000 decrease in officers' share-based compensation expense due to the majority of the 2012 Stock Incentive Plan fully vesting in September 2016.

•
Other operating expenses decreased $454,000 to $10.8 million for the year ended 2016 compared to the prior year primarily due to a $707,000 decrease in directors' share-based compensation expense as a result of the majority of the 2012 Stock Incentive Plan fully vesting in September 2016 and a $436,000 decrease in the provision for off-balance sheet commitments as a result of a change in accounting estimate offset by a $557,000 gain on foreclosed real estate in 2015.

Income tax expense

•
Income tax expense was $5.9 million for the year ended 2016 compared to $5.7 million for the year ended 2015.  Income tax expense in 2016 included a $137,000 write-off of a deferred tax asset associated with the establishment of the Bank's foundation in 2011.  Income tax expense in 2015 included a $771,000 valuation allowance also related to a deferred tax asset associated with the establishment of the Bank's foundation in 2011.  In the fourth quarter of 2016, the valuation allowance established in 2015 of $771,000 was reversed and the related deferred tax asset written-off.  This had no impact on income tax expense in 2016.

December 31, 2016 compared to December 31, 2015

Financial Condition

•	Total assets increased $129.0 million or 5% at December 31, 2016 to $2.8 billion compared to $2.7 billion at December 31, 2015, largely reflecting an increase in net loans.

•	Our investment portfolio totaled $136.6 million at December 31, 2016 compared to $164.7 million at December 31, 2015, a decrease of $28.1 million due to a reduction in collateral requirements.

•	Net loans increased $184.4 million or 8% at December 31, 2016 to $2.5 billion compared to $2.3 billion at December 31, 2015 due to our continued focus on commercial and residential lending.

•
Deposits increased $223.7 million or 11% to $2.2 billion at December 31, 2016 compared to $2.0 billion at December 31, 2015 primarily due to a $197.0 million increase in retail deposits as we continue to develop and grow relationships in the geographical areas we serve.  We had municipal deposit balances totaling $394.5 million and $368.0 million at December 31, 2016 and 2015, respectively.

•	Federal Home Loan Bank of Boston advances decreased $90.5 million to $287.1 million at December 31, 2016 compared to $377.6 million at December 31, 2015.

Asset Quality

•
At December 31, 2016 the allowance for loan losses represented 0.85% of total loans and 122.60% of non-accrual loans, compared to 0.86% of total loans and 119.26% of non-accrual loans at September 30, 2016 and 0.86% of total loans and 135.44% of non-accrual loans at December 31, 2015.

•	Loan delinquencies 30 days and greater represented 0.68% of total loans at December 31, 2016 compared to 0.74% of total loans at September 30, 2016 and 0.63% of total loans at December 31, 2015.

•	Non-accrual loans represented 0.69% of total loans at December 31, 2016 compared to 0.72% of total loans at September 30, 2016 and 0.63% of total loans at December 31, 2015.

•
Net charge-offs in the quarter were $350,000 or 0.06% to average loans (annualized) compared to $155,000 or 0.03% to average loans (annualized) in the linked quarter and $588,000 or 0.10% to average loans (annualized) in the prior year quarter.

Capital and Liquidity

•	The Company remained well-capitalized with an estimated total capital to risk-weighted asset ratio of 12.78% at December 31, 2016.

•	Tangible book value per share is $16.37 compared to $16.17 on a linked quarter basis and $15.47 at December 31, 2015.

•
The Company had 600,945 shares remaining to repurchase at December 31, 2016 from prior regulatory approval. Repurchased shares are held as treasury stock and will be available for general corporate purposes.

•
At December 31, 2016, the Company continued to have adequate liquidity including significant unused borrowing capacity at the Federal Home Loan Bank of Boston and the Federal Reserve Bank, as well as access to funding through brokered deposits and pre-approved unsecured lines of credit.

About First Connecticut Bancorp, Inc.

First Connecticut Bancorp, Inc. (NASDAQ: FBNK) is a Maryland-chartered stock holding company that wholly owns Farmington Bank. Farmington Bank is a full-service, community bank with 24 branch locations throughout central Connecticut and western Massachusetts, offering commercial and residential lending as well as wealth management services. Established in 1851, Farmington Bank is a diversified consumer and commercial bank with an ongoing commitment to contribute to the betterment of the communities in our region. For more information regarding the Bank's products and services and for First Connecticut Bancorp, Inc. investor relations information, please visit www.farmingtonbankct.com.

Conference Call

First Connecticut will host a conference call on Thursday, January 26, 2017 at 10:30am Eastern Time to discuss fourth quarter results.  Those wishing to participate in the call may dial-in to the call at 1-888-336-7151.  The Canada dial-in number is 1-855-669-9657 and the international dial-in number is 1-412-902-4177.  A webcast of the call will be available on the Investor Relations Section of the Farmington Bank website for an extended period of time.

Forward Looking Statements

In addition to historical information, this earnings release may contain forward-looking statements for purposes of applicable securities laws. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Such forward-looking statements may or may not include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are subject to numerous assumptions, risks and uncertainties. There are a number of important factors described in documents previously filed by the Company with the Securities and Exchange Commission, and other factors that could cause the Company's actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

In addition to evaluating the Company's financial performance in accordance with U.S. generally accepted accounting principles ("GAAP"), management routinely supplements their evaluation with an analysis of certain non-GAAP financial measures, such as core net income, the efficiency ratio and tangible book value per share. A reconciliation to the most directly comparable GAAP financial measure; net income in the case of core net income and the efficiency ratio and stockholders' equity in the case of tangible book value per share, appears in the accompanying Reconciliation of Non-GAAP Financial Measures table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. Specifically, we provide measures based on what we believe are our operating earnings on a consistent basis and exclude non-core operating items which affect the GAAP reporting of results of operations. The Company believes that core net income is useful for both investors and management to understand the effects of items that are non-recurring and infrequent in nature. The Company believes that the efficiency ratio, which measures the costs expended to generate a dollar of revenue, is useful in the assessment of financial performance, including non-interest expense control. The Company believes that tangible book value per share is useful to evaluate the relative strength of the Company's capital position. The Company does not have goodwill and intangible assets for any of the periods presented. As such, tangible book value per common share is equal to book value per common share.

We utilize these measures for internal planning and forecasting purposes. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

First Connecticut Bancorp, Inc.
Selected Financial Data (Unaudited)

	At or for the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands, except per share data)	2016	2016	2016	2016	2015
Selected Financial Condition Data:

Total assets	$ 2,837,555	$ 2,831,960	$ 2,779,224	$ 2,701,614	$ 2,708,546
Cash and cash equivalents	47,723	89,940	66,743	59,166	59,139
Securities held-to-maturity, at amortized cost	33,061	7,338	7,640	19,964	32,246
Securities available-for-sale, at fair value	103,520	134,094	149,396	128,681	132,424
Federal Home Loan Bank of Boston stock, at cost	16,378	15,139	18,240	15,688	21,729
Loans, net	2,525,983	2,455,101	2,403,420	2,350,245	2,341,598
Deposits	2,215,090	2,247,873	2,051,438	2,097,832	1,991,358
Federal Home Loan Bank of Boston advances	287,057	220,600	340,600	259,600	377,600
Total stockholders' equity	260,176	255,615	252,242	248,013	245,721
Allowance for loan losses	21,529	21,263	20,720	20,174	20,198
Non-accrual loans	17,561	17,829	13,523	13,093	14,913
Impaired loans	34,273	37,599	38,216	38,588	41,017
Loan delinquencies 30 days and greater	17,271	18,238	12,206	13,095	14,945

Selected Operating Data:

Interest income	$ 22,160	$ 21,805	$ 21,698	$ 21,323	$ 21,094
Interest expense	4,038	4,050	3,826	3,817	3,731
Net interest income	18,122	17,755	17,872	17,506	17,363
Provision for loan losses	616	698	801	217	776
Net interest income after provision for loan losses	17,506	17,057	17,071	17,289	16,587
Noninterest income	3,536	3,685	2,617	2,900	3,468
Noninterest expense	15,099	15,484	14,644	15,277	15,958
Income before income taxes	5,943	5,258	5,044	4,912	4,097
Income tax expense	1,757	1,485	1,401	1,299	1,716

Net income	$ 4,186	$ 3,773	$ 3,643	$ 3,613	$ 2,381

Performance Ratios (annualized):

Return on average assets	0.59%	0.54%	0.54%	0.54%	0.35%
Return on average equity	6.43%	5.89%	5.77%	5.82%	3.86%
Net interest rate spread (1)	2.57%	2.56%	2.70%	2.65%	2.61%
Net interest rate margin (2)	2.75%	2.74%	2.87%	2.82%	2.76%
Non-interest expense to average assets (3)	2.13%	2.22%	2.23%	2.27%	2.37%
Efficiency ratio (4)	70.64%	72.53%	73.52%	75.19%	78.19%
Average interest-earning assets to average
interest-bearing liabilities	130.20%	129.42%	129.54%	128.45%	127.48%
Loans to deposits	115%	110%	118%	113%	119%

Asset Quality Ratios:

Allowance for loan losses as a percent of total loans	0.85%	0.86%	0.86%	0.85%	0.86%
Allowance for loan losses as a percent of
non-accrual loans	122.60%	119.26%	153.22%	154.08%	135.44%
Net charge-offs (recoveries) to average loans (annualized)	0.06%	0.03%	0.04%	0.04%	0.10%
Non-accrual loans as a percent of total loans	0.69%	0.72%	0.56%	0.55%	0.63%
Non-accrual loans as a percent of total assets	0.62%	0.63%	0.49%	0.48%	0.55%
Loan delinquencies 30 days and greater as a
percent of total loans	0.68%	0.74%	0.50%	0.55%	0.63%

Per Share Related Data:

Basic earnings per share	$ 0.28	$ 0.25	$ 0.24	$0.24	$ 0.16
Diluted earnings per share	$ 0.27	$ 0.25	$ 0.24	$0.24	$ 0.16
Dividends declared per share	$ 0.09	$ 0.08	$ 0.07	$0.07	$ 0.06
Tangible book value (5)	$ 16.37	$ 16.17	$ 15.95	$15.72	$ 15.47
Common stock shares outstanding	15,897,698	15,805,748	15,818,494	15,780,657	15,881,663
Weighted-average basic shares outstanding	14,973,610	14,823,914	14,765,452	14,720,892	14,785,058
Weighted-average diluted shares outstanding	15,502,481	15,192,006	15,077,291	15,012,540	15,146,365

(1) Represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities on a tax-equivalent basis.
(2) Represents tax-equivalent net interest income as a percent of average interest-earning assets.
(3) Represents core noninterest expense annualized divided by average assets.  See "Reconciliation of Non-GAAP Financial Measures" table.
(4) Represents core noninterest expense divided by the sum of core net interest income and core noninterest income.
      See "Reconciliation of Non-GAAP Financial Measures" table.
(5) Represents ending stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding.
     The Company does not have goodwill and intangible assets for any of the periods presented.  See "Reconciliation of Non-GAAP Financial Measures" table.

First Connecticut Bancorp, Inc.
Selected Financial Data (Unaudited)

	At or for the Three Months Ended
	December 31,		September 30,	June 30,	March 31,	December 31,
(Dollars in thousands)	2016		2016	2016	2016	2015
Capital Ratios:

Equity to total assets at end of period	9.17%		9.03%	9.08%	9.18%	9.07%
Average equity to average assets	9.18%		9.20%	9.34%	9.22%	9.17%
Total Capital (to Risk Weighted Assets)	12.78%	*	12.57%	12.63%	12.88%	12.88%
Tier I Capital (to Risk Weighted Assets)	11.82%	*	11.62%	11.69%	11.92%	11.91%
Common Equity Tier I Capital	11.82%	*	11.62%	11.69%	11.92%	11.91%
Tier I Leverage Capital (to Average Assets)	9.41%	*	9.40%	9.55%	9.44%	9.39%
Total equity to total average assets	9.18%		9.17%	9.32%	9.20%	9.13%

* Estimated

Loans and Allowance for Loan Losses:

Real estate
Residential	$ 907,946		$ 864,054	$ 842,427	$ 855,148	$ 849,722
Commercial	979,370		931,703	922,643	893,477	887,431
Construction	49,679		50,083	41,466	36,557	30,895
Installment	3,174		3,211	3,267	3,338	2,970
Commercial	430,539		449,008	437,046	402,960	409,550
Collateral	1,614		1,621	1,689	1,668	1,668
Home equity line of credit	170,786		172,148	171,212	172,325	174,701
Revolving credit	72		82	79	77	91
Resort	488		512	535	759	784
Total loans	2,543,668		2,472,422	2,420,364	2,366,309	2,357,812
Net deferred loan costs	3,844		3,942	3,776	4,110	3,984
Loans	2,547,512		2,476,364	2,424,140	2,370,419	2,361,796
Allowance for loan losses	(21,529)		(21,263)	(20,720)	(20,174)	(20,198)
Loans, net	$ 2,525,983		$ 2,455,101	$ 2,403,420	$ 2,350,245	$ 2,341,598

Deposits:

Noninterest-bearing demand deposits	$ 441,283		$ 419,664	$ 415,562	$ 396,356	$ 401,388
Interest-bearing
NOW accounts	542,764		590,213	429,973	529,267	468,054
Money market	532,681		536,979	498,847	488,497	460,737
Savings accounts	233,792		223,848	229,868	223,188	220,389
Time deposits	464,570		477,169	477,188	460,524	440,790
Total interest-bearing deposits	1,773,807		1,828,209	1,635,876	1,701,476	1,589,970
Total deposits	$ 2,215,090		$ 2,247,873	$ 2,051,438	$ 2,097,832	$ 1,991,358

First Connecticut Bancorp, Inc.
Consolidated Statements of Condition (Unaudited)

	December 31,	September 30,	December 31,
	2016	2016	2015
(Dollars in thousands)
Assets
Cash and due from banks	$ 44,086	$ 33,206	$ 45,732
Interest bearing deposits with other institutions	3,637	56,734	13,407
Total cash and cash equivalents	47,723	89,940	59,139
Securities held-to-maturity, at amortized cost	33,061	7,338	32,246
Securities available-for-sale, at fair value	103,520	134,094	132,424
Loans held for sale	3,270	5,462	9,637
Loans (1)	2,547,512	2,476,364	2,361,796
Allowance for loan losses	(21,529)	(21,263)	(20,198)
Loans, net	2,525,983	2,455,101	2,341,598
Premises and equipment, net	18,002	18,383	18,565
Federal Home Loan Bank of Boston stock, at cost	16,378	15,139	21,729
Accrued income receivable	7,432	6,413	6,747
Bank-owned life insurance	51,726	51,364	50,618
Deferred income taxes	14,795	15,136	15,443
Prepaid expenses and other assets	15,665	33,590	20,400
Total assets	$ 2,837,555	$ 2,831,960	$ 2,708,546

Liabilities and Stockholders' Equity
Deposits
Interest-bearing	$ 1,773,807	$ 1,828,209	$ 1,589,970
Noninterest-bearing	441,283	419,664	401,388
	2,215,090	2,247,873	1,991,358
Federal Home Loan Bank of Boston advances	287,057	220,600	377,600
Repurchase agreement borrowings	10,500	10,500	10,500
Repurchase liabilities	18,867	35,036	35,769
Accrued expenses and other liabilities	45,865	62,336	47,598
Total liabilities	2,577,379	2,576,345	2,462,825

Stockholders' Equity
Common stock	181	181	181
Additional paid-in-capital	184,111	183,769	181,997
Unallocated common stock held by ESOP	(10,567)	(10,833)	(11,626)
Treasury stock, at cost	(30,400)	(31,645)	(30,602)
Retained earnings	123,541	120,487	112,933
Accumulated other comprehensive loss	(6,690)	(6,344)	(7,162)
Total stockholders' equity	260,176	255,615	245,721
Total liabilities and stockholders' equity	$ 2,837,555	$ 2,831,960	$ 2,708,546

(1)	Loans include net deferred fees and unamortized premiums of $3.8 million, $3.9 million and $4.0 million at December 31, 2016, September 30, 2016 and December 31, 2015, respectively.

First Connecticut Bancorp, Inc.
Consolidated Statements of Income (Unaudited)

	Three Months Ended			For The Year Ended
	December 31,	September 30,	December 31,	December 31,
(Dollars in thousands, except per share data)	2016	2016	2015	2016	2015
Interest income
Interest and fees on loans
Mortgage	$ 16,451	$ 16,134	$ 15,670	$ 64,612	$ 61,920
Other	5,058	4,983	4,731	19,613	17,584
Interest and dividends on investments
United States Government and agency obligations	335	419	425	1,620	1,534
Other bonds	10	13	13	50	79
Corporate stocks	231	210	248	912	741
Other interest income	75	46	7	179	26
Total interest income	22,160	21,805	21,094	86,986	81,884
Interest expense
Deposits	3,010	2,975	2,611	11,456	9,372
Interest on borrowed funds	924	955	1,004	3,826	3,449
Interest on repo borrowings	96	98	97	385	448
Interest on repurchase liabilities	8	22	19	64	106
Total interest expense	4,038	4,050	3,731	15,731	13,375
Net interest income	18,122	17,755	17,363	71,255	68,509
Provision for loan losses	616	698	776	2,332	2,440
Net interest income
after provision for loan losses	17,506	17,057	16,587	68,923	66,069
Noninterest income
Fees for customer services	1,537	1,600	1,566	6,151	5,975
Gain on sale of investments	-	-	-	-	1,523
Net gain on loans sold	925	939	567	3,105	2,492
Brokerage and insurance fee income	47	58	52	213	215
Bank owned life insurance income	361	335	726	1,417	1,672
Other	666	753	557	1,852	1,570
Total noninterest income	3,536	3,685	3,468	12,738	13,447
Noninterest expense
Salaries and employee benefits	9,109	9,285	9,728	36,983	36,855
Occupancy expense	1,211	1,271	1,257	4,890	5,115
Furniture and equipment expense	983	1,020	1,057	4,082	4,204
FDIC assessment	424	392	430	1,603	1,657
Marketing	523	682	763	2,170	2,149
Other operating expenses	2,849	2,834	2,723	10,776	11,230
Total noninterest expense	15,099	15,484	15,958	60,504	61,210
Income before income taxes	5,943	5,258	4,097	21,157	18,306
Income tax expense	1,757	1,485	1,716	5,942	5,727
Net income	$ 4,186	$ 3,773	$ 2,381	$ 15,215	$ 12,579

Earnings per share:
Basic	$ 0.28	$ 0.25	$ 0.16	$ 1.02	$ 0.84
Diluted	0.27	0.25	0.16	1.00	0.83
Weighted average shares outstanding:
Basic	14,973,610	14,823,914	14,785,058	14,821,391	14,726,607
Diluted	15,502,481	15,192,006	15,146,365	15,196,011	14,949,654

First Connecticut Bancorp, Inc.
Consolidated Average Balances, Yields and Rates (Unaudited)

	For The Three Months Ended
	December 31, 2016			September 30, 2016			December 31, 2015
	Average Balance	Interest and Dividends (1)	Yield/ Cost	Average Balance	Interest and Dividends (1)	Yield/ Cost	Average Balance	Interest and Dividends (1)	Yield/ Cost
(Dollars in thousands)
Interest-earning assets:
Loans	$ 2,497,897	$ 22,092	3.52%	$ 2,430,114	$ 21,650	3.54%	$ 2,346,218	$ 20,916	3.54%
Securities	131,837	402	1.21%	165,738	481	1.15%	185,697	495	1.06%
Federal Home Loan Bank of Boston stock	15,200	174	4.55%	18,206	161	3.52%	21,729	191	3.49%
Federal funds and other earning assets	60,518	75	0.49%	36,439	46	0.50%	14,258	7	0.19%
Total interest-earning assets	2,705,452	22,743	3.34%	2,650,497	22,338	3.35%	2,567,902	21,609	3.34%
Noninterest-earning assets	128,332			135,828			122,500
Total assets	$ 2,833,784			$ 2,786,325			$ 2,690,402

Interest-bearing liabilities:
NOW accounts	$ 552,444	$ 443	0.32%	$ 506,509	$ 385	0.30%	$ 498,658	$ 363	0.29%
Money market	557,864	1,109	0.79%	525,301	1,085	0.82%	459,047	957	0.83%
Savings accounts	229,052	64	0.11%	221,981	60	0.11%	216,219	54	0.10%
Certificates of deposit	471,023	1,394	1.18%	481,901	1,445	1.19%	436,676	1,237	1.12%
Total interest-bearing deposits	1,810,383	3,010	0.66%	1,735,692	2,975	0.68%	1,610,600	2,611	0.64%
Federal Home Loan Bank of Boston Advances	226,766	924	1.62%	250,459	955	1.52%	343,024	1,004	1.16%
Repurchase agreement borrowings	10,500	96	3.64%	10,500	98	3.71%	10,500	97	3.67%
Repurchase liabilities	30,245	8	0.11%	51,297	22	0.17%	50,264	19	0.15%
Total interest-bearing liabilities	2,077,894	4,038	0.77%	2,047,948	4,050	0.79%	2,014,388	3,731	0.73%
Noninterest-bearing deposits	434,659			417,917			380,041
Other noninterest-bearing liabilities	61,023			64,201			49,273
Total liabilities	2,573,576			2,530,066			2,443,702
Stockholders' equity	260,208			256,259			246,700
Total liabilities and stockholders' equity	$ 2,833,784			$ 2,786,325			$ 2,690,402

Tax-equivalent net interest income		$ 18,705			$ 18,288			$ 17,878
Less: tax-equivalent adjustment		(583)			(533)			(515)
Net interest income		$ 18,122			$ 17,755			$ 17,363

Net interest rate spread (2)			2.57%			2.56%			2.61%
Net interest-earning assets (3)	$ 627,558			$ 602,549			$ 553,514
Net interest margin (4)			2.75%			2.74%			2.76%
Average interest-earning assets to average interest-bearing liabilities
		130.20%			129.42%			127.48%

(1)	On a fully-tax equivalent basis.
(2)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities on a tax-equivalent basis.
(3)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4)	Net interest margin represents tax-equivalent net interest income divided by average total interest-earning assets.

First Connecticut Bancorp, Inc.
Consolidated Average Balances, Yields and Rates (Unaudited)

	For The Years Ended December 31,
	2016			2015
	Average Balance	Interest and Dividends (1)	Yield/ Cost	Average Balance	Interest and Dividends (1)	Yield/ Cost
(Dollars in thousands)
Interest-earning assets:
Loans	$ 2,420,859	$ 86,374	3.57%	$ 2,279,418	$ 81,177	3.56%
Securities	150,582	1,881	1.25%	188,004	1,832	0.97%
Federal Home Loan Bank of Boston stock	17,738	701	3.95%	21,187	522	2.46%
Federal funds and other earning assets	36,679	179	0.49%	11,947	26	0.22%
Total interest-earning assets	2,625,858	89,135	3.39%	2,500,556	83,557	3.34%
Noninterest-earning assets	129,826			119,857
Total assets	$ 2,755,684			$ 2,620,413

Interest-bearing liabilities:
NOW accounts	$ 513,256	$ 1,544	0.30%	$ 472,644	$ 1,351	0.29%
Money market	512,396	4,119	0.87%	453,017	3,592	0.79%
Savings accounts	223,499	241	0.11%	213,383	226	0.11%
Certificates of deposit	469,493	5,552	1.18%	407,071	4,203	1.03%
Total interest-bearing deposits	1,718,644	11,456	0.67%	1,546,115	9,372	0.61%
Federal Home Loan Bank of Boston Advances	257,281	3,826	1.49%	356,539	3,449	0.97%
Repurchase agreement borrowings	10,500	385	3.67%	12,629	448	3.55%
Repurchase liabilities	42,700	64	0.15%	54,600	106	0.19%
Total interest-bearing liabilities	2,029,125	15,731	0.78%	1,969,883	13,375	0.68%
Noninterest-bearing deposits	412,155			357,156
Other noninterest-bearing liabilities	60,008			51,312
Total liabilities	2,501,288			2,378,351
Stockholders' equity	254,396			242,062
Total liabilities and stockholders' equity	$ 2,755,684			$ 2,620,413

Tax-equivalent net interest income		$ 73,404			$ 70,182
Less: tax-equivalent adjustment		(2,149)			(1,673)
Net interest income		$ 71,255			$ 68,509

Net interest rate spread (2)			2.61%			2.66%
Net interest-earning assets (3)	$ 596,733			$ 530,673
Net interest margin (4)			2.80%			2.81%
Average interest-earning assets to average interest-
bearing liabilities		129.41%			126.94%

(1)	On a fully-tax equivalent basis.
(2)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities on a tax-equivalent basis.
(3)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(4)	Net interest margin represents tax-equivalent net interest income divided by average total interest-earning assets.

First Connecticut Bancorp, Inc.
Reconcilliation of Non-GAAP Financial Measures (Unaudited)

The table below presents a reconciliation of non-GAAP financial measures with financial measures defined by GAAP for the three months ended December 31, 2016, September 30, 2016, June 30, 2016, March 31, 2016 and December 31, 2015.  The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the Company.

	At or for the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in thousands, except per share data)	2016	2016	2016	2016	2015
Net Income	$ 4,186	$ 3,773	$ 3,643	$ 3,613	$ 2,381
Adjustments:
Plus: Mortgage servicing rights (recovery) impairment	(283)	(91)	374	-	-
Less: Prepayment penalty fees	-	-	(370)	(10)	(43)
Less: Off-balance sheet commitments change in accounting estimate	-	-	(423)	-	-
Less: Bank-owned life insurance proceeds	-	-	-	(77)	(379)
Total core adjustments before taxes	(283)	(91)	(419)	(87)	(422)
Tax benefit on core adjustments	99	32	147	4	15
Deferred tax asset write-off (1)	137	-	-	-	-
Deferred tax asset valuation allowance (2)	-	-	-	-	771
Total core adjustments after taxes	(47)	(59)	(272)	(83)	364
Total core net income	$ 4,139	$ 3,714	$ 3,371	$ 3,530	$ 2,745

Total net interest income	$ 18,122	$ 17,755	$ 17,872	$ 17,506	$ 17,363
Less: Prepayment penalty fees	-	-	(370)	(10)	(43)
Total core net interest income	$ 18,122	$ 17,755	$ 17,502	$ 17,496	$ 17,320

Total noninterest income	$ 3,536	$ 3,685	$ 2,617	$ 2,900	$ 3,468
Plus: Mortgage servicing rights (recovery) impairment	(283)	(91)	374	-	-
Less: Bank-owned life insurance proceeds	-	-	-	(77)	(379)
Total core noninterest income	$ 3,253	$ 3,594	$ 2,991	$ 2,823	$ 3,089

Total noninterest expense	$ 15,099	$ 15,484	$ 14,644	$ 15,277	$ 15,958
Plus: Off-balance sheet commitments change in accounting estimate	-	-	423	-	-
Total core noninterest expense	$ 15,099	$ 15,484	$ 15,067	$ 15,277	$ 15,958

Core earnings per common share, diluted	$ 0.27	$ 0.24	$ 0.22	$ 0.23	$ 0.18

Core net interest rate margin (3)	2.75%	2.74%	2.81%	2.82%	2.76%
Core return on average assets (annualized)	0.58%	0.53%	0.50%	0.52%	0.41%
Core return on average equity (annualized)	6.36%	5.80%	5.34%	5.68%	4.45%
Core non-interest expense to average assets (annualized)	2.13%	2.22%	2.23%	2.27%	2.37%
Efficiency ratio (4)	70.64%	72.53%	73.52%	75.19%	78.19%

Tangible book value (5)	$ 16.37	$ 16.17	$ 15.95	$ 15.72	$ 15.47

(1)	Represents a write-off of the remaining deferred tax asset associated with the establishment of the Bank's foundation in 2011.
(2)	Represents a valuation allowance related to a deferred tax asset associated with the establishment of the Bank's foundation in 2011.
(3)	Represents tax-equivalent core net interest income as a percent of average interest-earning assets.
(4)	Represents core noninterest expense divided by the sum of core net interest income and core noninterest income.
(5)
Represents ending stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding.
The Company does not have goodwill and intangible assets for any of the periods presented.

First Connecticut Bancorp, Inc.
Reconcilliation of Non-GAAP Financial Measures (Unaudited)

The table below presents a reconciliation of non-GAAP financial measures with financial measures defined by GAAP for the years ended December 31, 2016 and 2015.  The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the Company.

	At or for the Year Ended December 31,
(Dollars in thousands, except per share data)	2016	2015
Net Income	$ 15,215	$ 12,579
Adjustments:
Plus: Accelerated vesting of stock compensation	-	398
Plus: Employee severance	-	93
Less: Prepayment penalty fees	(380)	(78)
Less: Off-balance sheet commitment change in accounting estimate	(423)
Less: Bank-owned life insurance proceeds	(77)	(379)
Less: Gain on sale of foreclosed real estate	-	(557)
Less: Net gain on sales of investments	-	(1,523)
Total core adjustments before taxes	(880)	(2,046)
Tax benefit on core adjustments	282	583
Deferred tax asset write-off (1)	137	-
Deferred tax asset valuation allowance (2)	-	771
Total core adjustments after taxes	(461)	(692)
Total core net income	$ 14,754	$ 11,887

Total net interest income	$ 71,255	$ 68,509
Less: Prepayment penalty fees	(380)	(78)
Total core net interest income	$ 70,875	$ 68,431

Total noninterest income	$ 12,738	$ 13,447
Less: Bank-owned life insurance proceeds	(77)	(379)
Less: Net gain on sales of investments	-	(1,523)
Total core noninterest income	$ 12,661	$ 11,545

Total noninterest expense	$ 60,504	$ 61,210
Plus: Off-balance sheet commitments change in accounting estimate	423	-
Less: Accelerated vesting of stock compensation	-	(398)
Less: Employee severances	-	(93)
Less: Gain on sale of foreclosed real estate	-	557
Total core noninterest expense	$ 60,927	$ 61,276

Core earnings per common share, diluted	$ 0.97	$ 0.78

Core net interest rate margin (3)	2.81%	2.80%
Core return on average assets (annualized)	0.54%	0.45%
Core return on average equity (annualized)	5.80%	4.91%
Core non-interest expense to average assets (annualized)	2.21%	2.34%
Efficiency ratio (4)	72.94%	76.62%

Tangible book value (5)	$ 16.37	$ 15.47

(1)	Represents a write-off of the remaining deferred tax asset associated with the establishment of the Bank's foundation in 2011.
(2)	Represents a valuation allowance related to a deferred tax asset associated with the establishment of the Bank's foundation in 2011.
(3)	Represents tax-equivalent core net interest income as a percent of average interest-earning assets.
(4)	Represents core noninterest expense divided by the sum of core net interest income and core noninterest income.
(5)
Represents ending stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by ending common shares outstanding.
The Company does not have goodwill and intangible assets for any of the periods presented.